UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 6, 2005

INTAC International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011 (852) 2385.8789

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2005, INTAC International, Inc. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that because the Company did not include in its 2004 Form 10-K a report of management as to the effectiveness of the Company’s internal control over financial reporting and the related report of the Company’s independent public accounting firm on management’s assessment of the effectiveness of internal control over financial reporting (collectively, the “Attestations”) as required by Section 404 of the Sarbanes-Oxley Act of 2002, the Company did not comply with Nasdaq Marketplace Rule 4310(c)(14) (the “Rule”).  The Rule requires that the Company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission.  The Company’s failure to file the Attestations in its 2004 Form 10-K is the only listing deficiency cited in the notification.

The Company has requested a hearing on the matter before a Nasdaq Listing Qualifications Panel (the “Panel”).  In the hearing, the Company intends to request an extension of its listing privileges for a period of time sufficient to allow the Company to complete the implementation of the framework and the testing necessary to comply with Section 404 of Sarbanes-Oxley or an exception to the requirement to file the Attestations to the extent applicable to the 2004 Form 10-K.  Pending the hearing, the Company’s shares will continue to trade on Nasdaq, but its trading symbol will change from INTN to INTNE as of the opening of business on May 10, 2005.

A copy of the Company’s press release regarding the above matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibit No.

99.1   –   Press Release of the Company issued May 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

Date: May 10, 2005	By:	/s/ J. David Darnell
J. David Darnell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1   –   Press Release of the Company issued May 10, 2005.